UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-2680

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2025, Cue Biopharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of (i) 12,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and accompanying common stock warrants (the “Firm Common Stock Warrants”) to purchase 6,250,000 shares of Common Stock, and (ii) to certain investors in lieu of Common Stock, pre-funded warrants (the “Pre-Funded Warrants” and, together with the Firm Shares and the Firm Common Stock Warrants, the “Firm Securities”) to purchase 23,214,286 shares of Common Stock and accompanying Firm Common Stock Warrants to purchase 11,607,143 shares of Common Stock. All of the Firm Securities will be sold by the Company. Each Firm Share is being offered and sold together with an accompanying Firm Common Stock Warrant at a combined offering price of $0.28 (allocated as $0.279 per Firm Share and $0.001 per Firm Common Stock Warrant), and each Pre-Funded Warrant is being offered and sold together with an accompanying Firm Common Stock Warrant at a combined offering price of $0.279 (allocated as $0.278 per Pre-Funded Warrant and $0.001 per Firm Common Stock Warrant), which is equal to the combined offering price per share of Common Stock and accompanying Firm Common Stock Warrant less the $0.001 exercise price of each Pre-Funded Warrant. The Underwriters will purchase (i) each Firm Share and accompanying Firm Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $0.2632 and (ii) each Pre-Funded Warrant and accompanying Firm Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $0.2622. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for a period of 30 days, to purchase up to an additional 5,357,140 shares of Common Stock (the “Option Shares”) and/or common stock warrants to purchase up to an additional 2,678,570 shares of Common Stock (the “Option Common Stock Warrants” and, together with the Firm Common Stock Warrants, the “Common Stock Warrants”) at the applicable public offering price, less underwriting discounts and commissions. The Option Common Stock Warrants, together with the Option Shares, are referred to as the “Option Securities.”

The Company estimates that the net proceeds from the offering will be approximately $8.9 million, or approximately $10.3 million if the Underwriters exercise in full their option to purchase the Option Securities, in each case, after deducting underwriting discounts and commissions and estimated offering expenses, and excluding any proceeds that may be received from exercise of the Common Stock Warrants and the Pre-Funded Warrants.

The Firm Securities and the Option Securities will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2023 and declared effective by the SEC on May 26, 2023 (File No. 333-271786). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on or about December 22, 2025, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price equal to $0.001 per share. Each Pre-Funded Warrant will be exercisable from the date of issuance by means of a cashless exercise. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher percentage not in excess of 19.99% upon 61 days’ notice to the Company. In addition, in certain circumstances, upon a fundamental transaction (as described in the Pre-Funded Warrant), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Pre-Funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

Each Common Stock Warrant will have an exercise price equal to $0.30. Each Common Stock Warrant will be exercisable from the date of issuance until the date that is five years after the original issuance date. Each Common Stock Warrant is exercisable solely by means of a cash exercise, except that the Common Stock Warrant is exercisable via cashless exercise if at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the Common Stock Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective. The Common Stock Warrants include certain rights upon fundamental transactions (as described in the Common Stock Warrants), including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction. A holder of Common Stock Warrants (together with its affiliates) may not exercise any portion of a Common Stock Warrant to the extent that the holder would beneficially own more than 4.99% or 9.99%, at the election of the holder, of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a higher percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing descriptions of the terms of the Underwriting Agreement, the Pre-Funded Warrants and the Common Stock Warrants do not purport to be complete and each is qualified in its entirety by reference to the Underwriting Agreement, the Form of Pre-Funded Warrant and the Form of Common Stock Warrant, respectively, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Firm Securities and the Option Securities, and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Stock Warrants, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on December 19, 2025 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cash Runway

Based upon the Company’s current plans and forecasted expenses, the Company estimates that the net proceeds from the underwritten offering, together with the Company’s existing cash, cash equivalents and marketable securities, including the $5.0 million in upfront payments the Company has received and the $5.0 million time-based payment the Company is entitled to receive in December 2025 pursuant to its collaboration and license and option agreements with ImmunoScape Pte. Ltd., will enable the Company to fund its operations into the first quarter of 2027. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 19, 2025, by and between Cue Biopharma, Inc. and H.C. Wainwright & Co., LLC, as representative of the underwriters named therein

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Stock Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press Release dated December 19, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the expected closing of the public offering, the Underwriters’ option to purchase additional securities and the Company’s cash runway. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “strategy,” “future,” “vision,” “should,” “target,” “will,” “would,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the satisfaction of customary closing conditions related to the offering; the Company’s limited operating history, limited cash and a history of losses; the Company’s ability to achieve profitability; the Company’s ability to obtain adequate financing to fund its business operations in the future; the Company’s ability to successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months; the Company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; potential setbacks in its research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials; and the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	CUE BIOPHARMA, INC.

	By:	/s/ Usman Azam
Name: Usman Azam
Title: President and Chief Executive Officer